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                                                                    EXHIBIT 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports on the financial statements of Vista Energy Resources, Inc. and for the I.P. Acquisition dated March 29, 1999 and February 25, 1999, respectively, included in Vista Energy Resources, Inc. Form S-4 (Registration No. 333-92561) and to all references to our Firm included in the attached registration statement.

                                                    /s/ Arthur Andersen LLP

Dallas, Texas

January 12, 2000